EXHIBIT 99.01

Concur Technologies Announces

Second Quarter Revenue Up 31% Year-Over-Year

Subscription revenue increases 45% year-over-year and operating margin increases 110%

REDMOND, Wash., May 2, 2007—Concur Technologies, Inc. (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services today reported financial results for its second quarter ended March 31, 2007.

Concur reported total revenue for the second quarter of fiscal 2007 of $30.9 million, driven by subscription revenue which was up 45% from the year-ago quarter. Total revenue for the quarter was up 31% from the year-ago quarter and up 6% sequentially. Fiscal 2007 second quarter net income, which includes a provision for income taxes of $1.9 million, was $1.3 million, or $0.03 per share, and was above company expectations. This compares to net income of $0.9 million, or $0.02 per share, in the year-ago quarter, which did not require a full provision for income taxes.

“Our extraordinary fiscal 2007 second quarter results were driven by strong growth in new customers, enthusiastic client adoption of our end-to-end travel and expense management services and solid execution across the business,” said Steve Singh, chairman and CEO of Concur Technologies. “Cash flows from operations are up over 300% compared to the year-ago quarter, even as we continue to invest in the business and launch innovative new services like Concur® Vendor Payment to address additional areas of Employee Spend Management.”

Singh continued, “As a result of our continued strong performance and robust demand from our clients, we are raising our revenue, earnings and cash flow guidance for the year. In addition, we expect to accelerate investments across the business with a focus on increasing our distribution capacity, and delivering new services and innovations that leverage our market-leading on-demand Employee Spend Management platform.”

Financial Highlights

•	Total revenue was $30.9 million for the second quarter of fiscal 2007, up 31% compared to the year-ago quarter and up 6% sequentially.

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Net income was $1.3 million, or $0.03 per share, for the second quarter of fiscal 2007 and included a provision for income taxes of $1.9 million, compared to $0.9 million, or $0.02 per share, for the year-ago quarter which did not require a full provision for income taxes. The company released reserves against its deferred tax assets in the third quarter of fiscal 2006 and began recording a provision for income taxes in the fourth quarter of fiscal 2006.

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Non-GAAP pretax income was $5.1 million, or $0.12 per share, for the second quarter of fiscal 2007, compared to $2.8 million, or $0.07 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below.

•	Non-GAAP operating margin was 17% for the second quarter of fiscal 2007, up from 13% for the year-ago quarter and up from 16% sequentially.

•	Cash flows from operations were $10.8 million for the second quarter of fiscal 2007, up 303% from the year-ago quarter.

•	Deferred revenue was $27.8 million for the second quarter of fiscal 2007, up 15% compared to the year-ago quarter and up 5% sequentially.

•	Concur repurchased 114,347 shares of its outstanding common stock under the share repurchase program authorized by Concur’s Board of Directors in the first quarter of 2007.

Recent Business Highlights

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Concur announced the availability of Concur Vendor Payment. Several clients, including La Quinta, have adopted this on-demand service to help them eliminate the time and cost associated with processing vendor invoices and employee check requests. This new service – which is seamlessly interwoven into Concur’s on-demand service platform – was specifically designed from the ground up to address a market opportunity that’s estimated to be comparable in size to the expense management market.

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Concur signed contracts with new and existing customers, including Fortent Ltd., IMPAC Medical Systems, Inc., Input/Output, Inc., La Quinta, Land O’Lakes, MAG Capital, Maritz Travel Company, Novellus Systems Inc., SirsiDynix, The University of Colorado and USA Hockey.

•	Concur’s Cliqbook® Travel was selected as the online booking tool by a Fortune 20 company to help manage their travel program around the world.

•	Concur launched Direct Reimbursement, to facilitate quick and efficient payments to employees, suppliers and credit card companies through Concur services.

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Concur continued to expand the industry’s largest selection of supplier content by announcing the only Direct Connect to Air Canada. This latest addition to Concur’s growing list of Direct Connect suppliers enables corporate customers who use Cliqbook Travel to have full access to all of Air Canada’s faring, inventory and Flight Pass products.

•	Concur entered into a partnership with Citigroup to offer all Citi clients around the world access to Concur’s industry-leading travel and expense management solutions.

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Concur was named for the second straight year by the International Association of Outsourcing Professionals (IAOP) as one of the World’s 100 Best Outsourcing Service Providers, placing 46th on the IAOP’s 2007 Leaders list.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission

(“SEC”), or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to accounting principles generally accepted in the United States (“GAAP”) equivalents.

•	Concur expects total revenue to be $31.6 million for the third quarter of fiscal 2007, and to be between $123 million and $125 million for fiscal 2007.

•	Concur expects earnings per share for the third quarter of fiscal 2007 to be $0.02 assuming an estimated effective tax rate of 60% and non-GAAP pre-tax earnings per share to be $0.11.

•	Concur expects earnings per share for fiscal 2007 to be $0.11 assuming an estimated effective tax rate of 60% and non-GAAP pre-tax earnings per share to be $0.48.

•	Concur expects the fiscal 2007 non-GAAP operating margin to be 16% for the year as a whole.

About Concur Technologies, Inc.

Concur Technologies, Inc. is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world — streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the SEC (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468,

sjohansen@webershandwick.com

Concur Technologies, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2007	2006	2007	2006
Revenues:
Subscription	$27,901	$19,236	$53,394	$34,405
Consulting and other	2,949	4,277	6,696	8,375

Total revenues	30,850	23,513	60,090	42,780

Expenses:
Cost of operations	10,910	9,372	21,287	17,626
Sales and marketing	8,058	5,669	15,089	10,424
Systems development and programming	3,739	3,041	7,621	5,264
General and administrative	4,090	3,638	8,697	6,743
Amortization of intangible assets	785	606	1,608	891

Total expenses	27,582	22,326	54,302	40,948

Operating income	3,268	1,187	5,788	1,832

Other income (expense):
Interest income	213	130	395	235
Interest expense	(346)	(218)	(713)	(219)
Other, net	65	(106)	94	(148)

Total other expense, net	(68)	(194)	(224)	(132)

Income before income tax	3,200	993	5,564	1,700

Provision for income tax	1,855	60	3,226	120

Net income	$1,345	$933	$2,338	$1,580

Net income per share available to common stockholders:
Basic	$0.04	$0.03	$0.06	$0.05
Diluted	0.03	0.02	0.06	0.04

Weighted average shares used in computing net income per share:
Basic	37,090	34,889	36,782	34,086
Diluted	40,521	39,399	40,341	38,401

Concur Technologies, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2007	September 30, 2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$22,452	$16,334
Accounts receivable, net of allowance of $2,248 and $1,544	21,749	22,734
Prepaid expenses	1,766	1,368
Deferred income taxes, net	2,710	2,759
Other current assets	6,754	5,883

Total current assets	55,431	49,078
Property and equipment, net	23,386	20,429
Intangible assets, net of amortization	11,961	13,570
Goodwill	65,628	65,628
Deferred income tax assets, net	21,738	24,839
Deposits and other long-term assets	8,975	7,775

Total assets	$187,119	$181,319

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,059	$2,551
Accrued compensation	5,770	5,052
Acquisition-related liabilities	883	8,826
Other accrued liabilities	3,596	3,415
Current portion of long-term debt	3,500	3,312
Current portion of deferred rent	347	240
Current portion of deferred revenues	19,457	15,974

Total current liabilities	37,612	39,370
Long-term debt, net of current portion	12,120	13,520
Deferred rent, net of current portion	2,643	2,827
Deferred revenues, net of current portion	8,360	8,208

Total liabilities	60,735	63,925

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value	38	36
Authorized shares: 60,000
Shares issued and outstanding: 37,715 and 36,142
Issuable shares: 0 and 284
Additional paid-in capital	293,802	287,382
Accumulated deficit	(167,899)	(170,237)
Accumulated other comprehensive income	443	213

Total stockholders’ equity	126,384	117,394

Total liabilities and stockholders’ equity	$187,119	$181,319

Concur Technologies, Inc

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2007	2006	2007	2006
Operating activities:
Net income	$1,345	$933	$2,338	$1,580
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	785	606	1,608	891
Depreciation	2,141	1,232	4,073	2,318
Provision for allowance for accounts receivable	493	366	786	989
Share-based compensation expense	1,069	1,171	2,297	1,972
Deferred income taxes	1,887	—	3,150	—
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	569	(3,200)	231	(5,205)
Prepaid expenses, deposits and other assets	(1,745)	(1,203)	(2,429)	(2,603)
Accounts payable	(145)	1,082	31	2,162
Accrued liabilities	3,031	385	599	(833)
Deferred revenues	1,355	1,306	3,625	2,876

Net cash provided by operating activities	10,785	2,678	16,309	4,147

Investing activities:
Purchases of property and equipment	(3,075)	(2,600)	(5,539)	(4,911)
Payments for acquisition, net of cash acquired	(7,750)	(22,508)	(7,750)	(22,508)

Net cash used in investing activities	(10,825)	(25,108)	(13,289)	(27,419)

Financing activities:
Proceeds from borrowings	—	18,000	—	18,000
Proceeds from issuance of common stock from exercise of stock options	5,033	2,165	5,511	2,707
Proceeds from issuance of common stock from employee stock purchase plan	231	212	419	414
Payments on repurchase of common stock	(1,853)	—	(1,853)	—
Repayments on borrowing	(595)	(629)	(1,212)	(629)

Net cash provided by financing activities	2,816	19,748	2,865	20,492

Effect of foreign currency exchange rate changes on cash and cash equivalents	6	—	233	(82)

Net increase (decrease) in cash and cash equivalents	2,782	(2,682)	6,118	(2,862)
Cash and cash equivalents at beginning of period	19,670	16,022	16,334	16,202

Cash and cash equivalents at end of period	$22,452	$13,340	$22,452	$13,340

Concur Technologies, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2007	2006	2007	2006
Non-GAAP operating income reconcilation:
Operating income	$3,268	$1,187	$5,788	$1,832
Income from operations as a % of total reveneue (Operating Margin)	11%	5%	10%	4%
Add back:
Effect of share-based compensation on operating income	1,069	1,171	2,297	1,972
Effect of amortization of intangibles on operating income	785	606	1,608	891

Non-GAAP operating income	$5,122	$2,964	$9,693	$4,695

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	17%	13%	16%	11%

Non-GAAP net income reconciliation:
Net income	$1,345	$933	$2,338	$1,580
Add back:
Share-based compensation	1,069	1,171	2,297	1,972
Amortization of intangibles	785	606	1,608	891
Provision for income taxes	1,855	60	3,226	120

Non-GAAP pretax income	$5,054	$2,770	$9,469	$4,563

Non-GAAP diluted income per share reconciliation:
Diluted income per share	$0.03	$0.02	$0.06	$0.04
Add back:
Effect of share-based compensation on income per share	0.03	0.03	0.05	0.05
Effect of amortization of intangibles on income per share	0.02	0.02	0.04	0.02
Provision for income taxes	0.04	—	0.08	—

Non-GAAP pretax diluted income per share	$0.12	$0.07	$0.23	$0.11

Shares used in calculation of basic and diluted non-GAAP income per share:
Basic	37,090	34,889	36,782	34,086
Diluted	40,521	39,399	40,341	38,401

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures (Continued)

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. Concur believes that its non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP net income; and non-GAAP pre-tax earnings per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation expenses. Concur’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of SFAS 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods, which did not include share-based compensation expenses.

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Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Provision for income taxes. In accordance with GAAP, Concur began recording a provision for income taxes in the fourth quarter of fiscal 2006. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include a provision for income taxes.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP net income, non-GAAP earnings per share and non-GAAP pre-tax earnings per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP earnings per share and non-GAAP pre-tax earnings per share as measures that determines executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of acquired intangible assets are non-cash in nature and the provision for income taxes is largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share and non-GAAP pre-tax earnings per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of the company’s common stock. In addition, the provision for income taxes can vary significantly because losses in its foreign operations are not included in the calculation of the consolidated provision for income taxes as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP earnings per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.